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                                                                    Exhibit 23.1


                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No.333-70534) of our report dated January 31, 2002, relating to the financial statements, which appears in Paradigm Genetics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 29, 2002